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                                                              Exhibit 10.19-A


                                   AGREEMENT

This Agreement is entered into this ____ day of November, 1995 by and between Bikers Dream, Inc, ("BDI"), Bikers Dream International, Inc., a wholly owned subsidiary of BDI ("Bikers Dream"), and Christine Crowner and Randy Crowner (individually and collectively the "Dealer");

                                    RECITALS

WHEREAS, the Dealer entered into a Franchise Agreement with BDI on February 20, 1995 (the "Franchise Agreement") which is attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, the Dealer desires to terminate the Franchise Agreement and simultaneously execute the Dealer Agreement with Bikers Dream (the "Dealer Agreement), as modified by this Agreement, which is attached hereto as Exhibit B and incorporated herein by reference; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the parties hereby contract, agree and stipulate as follows:

1. TERMINATION OF FRANCHISE AGREEMENT. Concurrently with the execution of this Agreement, the Franchise Agreement is hereby terminated in all respects and will be of no further force and effect. All rights, privileges and obligations of the Dealer and BDI under the Franchise Agreement are hereby terminated in all respects.

2. EXECUTION OF DEALER AGREEMENT CONCURRENTLY WITH AGREEMENT. Concurrently with the execution of this Agreement, the Dealer will execute the Dealer Agreement, which will replace the Franchise Agreement in all respects.

3.       Article 5.1 of the Dealer Agreement is amended as follows:

         5.1 AMOUNT OF WEEKLY CONTINUING FEES. In addition to the Initial Fee payable by the Dealer, the Dealer will, for the entire term of this Agreement, pay Bikers Dream weekly continuing fees equal to five percent (5%) of the Dealer's Gross Sales, as defined in Article 33.4, one percent (1%) of the Dealers motorcycle sales, as defined in
         Article 33.8 and one half percent (1/2%) of the Dealer's consignment motorcycle sales, as defined in Article 33.9 ("Weekly Continuing Fees"). The Weekly Continuing Fees paid by the Dealer to Bikers Dream will not be refundable to the Dealer under any circumstances.

4.       Article 6.1 of the Dealer Agreement is amended as follows:

         6.1     LOCAL ADVERTISING EXPENDITURES.  Each calendar month during the term of this Agreement, the Dealer will spend two percent (2%) of its monthly Gross Sales, motorcycle
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         sales and consignment motorcycle sales in the Dealer's market area for advertising, marketing. public relations, telemarketing and/or promotional programs for the Dealer's Bikers Dream Motorcycle Dealership which have been approved by Bikers Dream in writing ("Local Advertising").

5.       Article 33.4 of the Dealer Agreement is amended as follows:

         33.4 GROSS SALES. "Gross Sales," will mean the aggregate gross amount of all revenues from whatever source derived (whether in the form of cash, credit, agreements to pay or other consideration, and whether or not payment is received at the time of sale or any such amounts prove collectible) which arise from or derived by the Dealer or by any other person from the Business conducted or which originated in, on, from, or through the Premises of the Business, whether such business is conducted in compliance with or in violation of the terms of this Agreement, including all payments received by the Dealer from any business interruption insurance policy carried by the Dealer and all sales, use or gross receipts tax rebates, but excluding only sales or other tax receipts (the collection of which is required by law). Gross Sales will not include motorcycle sales, consignment motorcycle sales or product returns and allowances.

6.       Article 33.8 of the Dealer Agreement is amended as follows:

         33.8 MOTORCYCLE SALES. "Motorcycle sales" will mean the aggregate gross amount of all revenues received by the Dealer from the sale of used and/or customized Harley-Davidson(R) motorcycles or other motorcycles. Motorcycle sales will not include consignment motorcycle sales.

7.       Article 33.9 will be added to the Dealer Agreement as follows:

         33.9 CONSIGNMENT MOTORCYCLE SALES. "Consignment motorcycle sales" will mean the aggregate gross amount of all revenues received by the Dealer from the sale of motorcycles not owned by the Dealer, but in which the Dealer is entrusted to sell and receives payment is a result of the sale.

8. RELEASE OF DEALER BY BIKERS DREAM AND BDI. Bikers Dream and BDI for themselves and their respective past and present employees, agents, affiliates, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "Bikers Dream, BDI and Associates"), do hereby release and forever discharge the Dealer and their respective past and present officers, Directors, shareholders, employees, agents, afflliates, partners, subsidiaries, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "the Dealer and Associates"), individually and as officers, Directors or shareholders of any corporation or partners of any partnership, from any and all causes of action, suits, claims, demands, damages, judgments, losses, penalties, expenses (including, but not limited to, reasonable attorneys' fees), costs, settlements and liabilities whatsoever, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, whether at law or in equity, which Bikers Dream, BDI and Associates have had or now have or may in the future have against the Dealer and Associates,





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         or any one of them, for, upon or by reason of any matter, fact or thing whatsoever from the beginning of time to the date of this Agreement including, but not limited to, any claims under the United States Federal Trade Commission's Trade Regulation Rule, "mini" FTC laws, deceptive or unfair trade practices laws, franchise laws or securities laws, including the Iowa Business Opportunity Promotions Law, common law, and any other local, municipal, state, federal, commonwealth or other laws, statutes. rules or regulations of the United States or any state or other governmental subdivision or agency thereof, arising from, as a result of, or in connection with the, Dealer's purchase or operation of the Bikers Dream(R) Motorcycle Dealership, the Franchise Agreement or any other oral or written agreement between Bikers Dream, BDI and Associates and the Dealer, including any alleged breaches or violations of any oral or written agreement between Bikers Dream, BDI and Associates and any third party, including real estate leases, and any other leases or contracts to purchase goods or services.

9. RELEASE OF BIKERS DREAM AND BDI BY THE DEALER. The Dealer for themselves and their respective past and present employees, agents, affiliates, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "the Dealer and Associates"), do hereby release and forever discharge BDI and Bikers Dream and their respective past and present officers, Directors, Shareholders, employees, agents, afflliates, partners, subsidiaries, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "BDI, Bikers Dream and Associates"), individually and as officers, Directors or shareholders of any corporation or partners of any partnership, from any and all causes of action, suits, claims, demands, damages, judgments, losses, penalties, expenses (including, but not limited to, reasonable attorneys' fees), costs, settlements and liabilities whatsoever, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, whether at law or in equity, which the Dealer and Associates have had or now have or may in the future have against BDI, Bikers Dream and Associates, or any one of them, for, upon or by reason of any matter, fact or thing whatsoever from the beginning of time to the date of this Agreement including, but not limited to, any claims under the United States Federal Trade Commission's Trade Regulation Rule, "mini" FTC laws, deceptive or unfair trade practices laws, franchise laws or securities laws, including the Iowa Business Opportunity Promotions Law, common law, and any other local, municipal, state, federal, commonwealth or other laws, statutes, rules or regulations of the United States or any state or other governmental subdivision or agency thereof, arising from, as a result of, or in connection with the Dealer's purchase or operation of the Bikers Dream(R) Motorcycle Dealership, the Franchise Agreement or any other oral or written agreement between the Dealer and Associates and BDI or Bikers Dream, including any alleged breaches or violations of any oral or written agreement between the Dealer and Associates and any third party, including real estate leases, and any other leases or contracts to purchase goods or services.

To the extent that this Agreement is deemed to be inconsistent with any terms or conditions of the Dealer Agreement or the exhibits or attachments thereto, the terms of this Agreement will govern. All other terms and conditions of the Dealer Agreement will remain the same.





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IN WITNESS WHEREOF, each of the undersigned hereby acknowledges that it has read this Agreement, understands and consents to be bound by all of its terms, and agrees that it will be effective as of date first above written.

                                        "BDI"

                                        BIKERS DREAM, INC.

                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------

                                        "Bikers Dream"

                                        BIKERS DREAM INTERNATIONAL INC.

                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------

                                        "Dealer"

                                        ------------------------------------
                                        Christine Crowner


                                        ------------------------------------
                                        Randy Crowner





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                                   EXHIBIT A

                              FRANCHISE AGREEMENT




                                                                       Agreement
                                                             Biker's Dream, Inc.
                                               Biker's Dream International, Inc.
                                                     Christine and Randy Crowner
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                                   EXHIBIT B

                                DEALER AGREEMENT




                                                                       Agreement
                                                             Biker's Dream, Inc.
                                               Biker's Dream International, Inc.
                                                     Christine and Randy Crowner